Exhibit 99.1


         Staples, Inc. Reports Record Third Quarter Results;
               Earnings Per Share Increased 30 Percent

       North American Retail Comparable Sales Rose Four Percent

        European Retail Comparable Sales Increased Five Percent


    FRAMINGHAM, Mass.--(BUSINESS WIRE)--Nov. 14, 2006--Staples, Inc. (Nasdaq: SPLS) announced today the results for its third quarter ended October 28, 2006. The company drove strong performance in each of its three businesses, gaining market share and winning with customers around the world.

    Total company sales for the third quarter 2006 increased 12 percent to $4.8 billion compared to the $4.2 billion reported for the third quarter of 2005. Net income rose 29 percent year-over-year to $290 million, and earnings per share, on a diluted basis, increased 30 percent to $0.39, from the $0.30 achieved in the third quarter of last year.

    Third quarter 2006 earnings results reflect a lower tax rate, due to the favorable resolution of certain tax matters, and a correction for prior years' stock-based compensation. Excluding these items, net income grew 18 percent to $265 million and earnings per share, on a diluted basis, were $0.36, a 20 percent increase versus third quarter 2005.

    Third quarter North American Retail comparable store sales increased four percent versus 2005, reflecting an excellent back-to-school season, strong traffic, and higher average order size. Total North American Retail sales rose nine percent and North American Delivery grew sales 16 percent versus last year. International sales rose 10 percent in local currency and 15 percent in US dollars, with five percent comparable store sales growth in European Retail.

    "The Staples team delivered another strong quarter of results," said Ron Sargent, Staples' chairman and chief executive officer.
"While we continue to improve margins, we're focused on driving profitable growth, and we're pleased to see top line momentum in every part of our business."

    Highlights for the third quarter include:

    -- North American Retail continued to see strength in core office supplies, laptops, copy and print services, ink, and Staples brand products. Operating margins in this segment improved 50 basis points to 10.8 percent.

    -- North American Delivery operating margins improved 40 basis points to 10.8 percent, despite costs associated with opening three new fulfillment centers in Orlando, Atlanta, and Chicago this year.

    --  Worldwide e-commerce sales grew 27 percent to $1.2 billion.

    --  International operating margins improved 130 basis points to
        1.5 percent, reflecting leverage on stronger sales and improving trends in Europe, particularly in the UK retail and French catalog businesses. Asian and South American businesses continue to grow rapidly.

    --  Total company operating margin improved 13 basis points to
        8.46 percent.

    -- Inventory turns increased 13 basis points to 5.79 times, as the company continues to focus on its supply chain improvement programs in both retail and delivery.

    -- Year-to-date, the company has delivered $277 million in free cash flow after $352 million in capital expenditures.

    -- Staples opened 31 new stores in the United States and opened 6 stores in Canada. The company now operates 1,838 stores worldwide.

    Q4 & FY2006 Outlook

    For the fourth quarter of 2006, Staples will benefit from an extra week in the quarter. As a result, the company expects high-teens growth for the total company and earnings per share growth slightly higher than 20 percent. The company expects a positive low single-digit comparable sales increase in its North American Retail business. Same store sales are calculated on a 13 week basis.

    For the full year, the company expects to exceed its previously announced earnings guidance of 15 to 20 percent growth, excluding the third quarter tax benefit and the correction for prior years' stock-based compensation. Staples expects low double-digit growth for the total company on the top line and a positive, low single-digit comparable sales increase in North American Retail. Staples expects free cash flow generation of about $700 million this year.

    Earnings growth expectations for the fourth quarter and full year 2006 refer to 2005 earnings restated to include the impact of stock compensation expense under the Financial Accounting Standards Board's statement 123R, which the company implemented as of January 29, 2006, and exclude the benefit of the resolution of tax matters and the correction for prior years' stock-based compensation. Pro forma restated financial statements and other supplemental financial information are available on the "Financial Measures" section of the investor relations website on www.staples.com. The company's earnings outlook also reflects the impact of a 53rd week in fiscal 2006.

    FY2007 Outlook

    The company's guidance for 2007 is based on comparison to 2006 performance adjusted for the 53rd week, the third quarter earnings per share impact of favorable tax events, and the correction for prior years' stock-based compensation. Excluding these items, the company expects to achieve sales growth of 10 to 15 percent and earnings growth of 15 to 20 percent for the full year 2007, equating to a range of $1.43 to $1.49 of GAAP earnings per share. Staples expects a positive, low single-digit comparable sales increase in North American Retail. After adjusting for the additional week in 2006, the company expects to grow North American Delivery revenues in the mid-teens, and in International, Staples expects low double-digit growth in local currency.

    Q3 2006 Tax Rate Benefit

    The effective tax rate was 28.1 percent for the third quarter of 2006 and 32.6 percent for year-to-date 2006, compared to 36.5 percent for the third quarter and year-to-date 2005. This increased diluted EPS by $0.04 per share. The company's effective tax rate applicable to results from continuing operations is 36.0 percent.

    Q3 2006 Stock Based Compensation Correction

    During the third quarter of 2006, the company and its Audit Committee, assisted by outside counsel, conducted a review of the company's historical stock option granting practices during the period from 1997 to the present. Based on the results of the review, the company has recorded a $10.8 million expense ($8.6 million net of taxes) in the third quarter to reflect the cumulative impact of accounting errors due to the use of incorrect measurement dates, without restating any historical financial statements. The Company has concluded that the use of incorrect measurement dates was not the result of intentional wrongdoing and has taken steps to improve the controls over its option granting processes.

    Presentation of Non-GAAP Information

    This press release presents net income and earnings per share results both with and without the tax rate benefit and stock based compensation correction described above. The presentation of results that exclude these two items are non-GAAP financial measures that should be considered in addition to, and should not be considered superior to or as a substitute for, the presentation of results determined in accordance with GAAP. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are provided below under the heading "Reconciliation of GAAP to Non-GAAP Financial Measures." Management believes that the non-GAAP financial measures presented in this press release provide a more meaningful comparison of the company's year-over-year performance. Management also uses these non-GAAP financial measures to evaluate the company's core operating results against plan, to compare the company's performance to that of its competitors, and to provide earnings guidance to the investing community.

    Today's Conference Call

    The company will host a conference call today at 8:00 a.m. (ET) to review these results and its outlook. Investors may listen to the call at http://investor.staples.com.

    About Staples

    Staples, Inc. invented the office superstore concept in 1986 and today is the world's largest office products company. With 69,000 talented associates, the company is committed to making it easy to buy a wide range of office products, including supplies, technology, furniture, and business services. With 2005 sales of $16.1 billion, Staples serves consumers and businesses ranging from home-based businesses to Fortune 500 companies in 21 countries throughout North and South America, Europe and Asia. Headquartered outside of Boston, Staples operates more than 1,800 office superstores and also serves its customers through mail order catalog, e-commerce and contract businesses. More information is available at www.staples.com.

    Certain information contained in this news release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995 including, but not limited to, the information set forth under the headings "Q4 & FY2006 Outlook" and "FY2007 Outlook" and other statements regarding our future business and financial performance. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to: our market is highly competitive and we may not continue to compete successfully; we may be unable to continue to open new stores and enter new markets successfully; our growth may continue to strain operations, which could adversely affect our business and financial performance; our operating results may be impacted by changes in the economy that impact business and consumer spending; our business and financial performance is dependent upon our ability to attract and retain qualified associates; our stock price may fluctuate based on market expectations; our quarterly operating results are subject to significant fluctuation; our expanding international operations expose us to the unique risks inherent in foreign operations; our business may be adversely affected by the actions of and risks associated with our third-party vendors; our expanded offering of proprietary branded products may not improve our financial performance and may expose us to product liability claims; our debt level and operating lease commitments could impact our ability to obtain future financing and continue our growth strategy; a California wage and hour class action lawsuit may adversely affect our business and financial performance; and those other factors discussed or referenced in our most recent quarterly report on Form 10-Q filed with the SEC, under the heading "Risk Factors" and elsewhere, and any subsequent periodic reports filed by us with the SEC. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

                     STAPLES, INC. AND SUBSIDIARIES
                       Consolidated Balance Sheets
            (Dollar Amounts in Thousands, Except Share Data)


                                               October 28,  Restated
                                                  2006     January 28,
                                               (Unaudited)    2006
                                               ----------- -----------
ASSETS
Current assets:
 Cash and cash equivalents                       $804,744    $977,822
 Short-term investments                           516,234     593,082
 Receivables, net                                 717,769     576,672
 Merchandise inventories, net                   1,909,252   1,706,372
 Deferred income tax asset                        128,180     149,257
 Prepaid expenses and other current assets        155,371     141,339
                                               ----------- -----------
   Total current assets                         4,231,550   4,144,544

Property and equipment:
 Land and buildings                               775,754     705,978
 Leasehold improvements                           946,436     884,853
 Equipment                                      1,472,756   1,330,181
 Furniture and fixtures                           727,269     672,931
                                               ----------- -----------
   Total property and equipment                 3,922,215   3,593,943
 Less accumulated depreciation and
  amortization                                  2,036,965   1,835,549
                                               ----------- -----------
   Net property and equipment                   1,885,250   1,758,394

 Lease acquisition costs, net of accumulated
  amortization                                     34,743      34,885
 Intangible assets, net of accumulated
  amortization                                    223,238     240,395
 Goodwill                                       1,381,348   1,378,752
 Other assets                                     275,190     175,750
                                               ----------- -----------
   Total assets                                $8,031,319  $7,732,720
                                               =========== ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                              $1,525,562  $1,435,815
 Accrued expenses and other current
  liabilities                                     958,790   1,041,201
 Debt maturing within one year                    201,997       2,891
                                               ----------- -----------
   Total current liabilities                    2,686,349   2,479,907

Long-term debt                                    320,640     527,606
Deferred income tax liability                       8,050       5,845
Other long-term obligations                       257,560     233,426
Minority interest                                   6,697       4,335

Stockholders' equity:
 Preferred stock, $.01 par value, 5,000,000
  shares authorized; no shares issued                   -           -
 Common stock, $.0006 par value, 2,100,000,000
  shares authorized; issued 845,100,211 shares
  at October 28, 2006 and 829,695,100 shares
  at January 28, 2006                                 507         498
 Additional paid-in capital                     3,228,351   2,937,362
 Cumulative foreign currency translation
  adjustments                                     119,898      87,085
 Retained earnings                              3,668,926   3,192,630
 Less: Treasury stock at cost - 121,225,929
  shares at October 28, 2006, and 99,253,565
  shares at January 28, 2006                   (2,265,659) (1,735,974)
                                               ----------- -----------
   Total stockholders' equity                   4,752,023   4,481,601
                                               ----------- -----------
   Total liabilities and stockholders' equity  $8,031,319  $7,732,720
                                               =========== ===========


                    STAPLES, INC. AND SUBSIDIARIES
                  Consolidated Statements of Income
         (Dollar Amounts in Thousands, Except Per Share Data)
                             (Unaudited)

                       13 Weeks Ended             39 Weeks Ended
                  -------------------------  -------------------------
                                 Restated                   Restated
                  October 28,  October 29,   October 28,  October 29,
                     2006         2005          2006         2005
                  ------------ ------------  ------------ ------------

Sales              $4,756,550   $4,245,519   $12,874,870  $11,616,535
Cost of goods
 sold and
 occupancy costs    3,394,092    3,024,821     9,226,811    8,344,599
                  ------------ ------------  ------------ ------------
    Gross profit    1,362,458    1,220,698     3,648,059    3,271,936

Operating and
 other expenses:
  Operating and
   selling            757,790      695,306     2,138,922    1,955,855
  General and
   administrative     199,066      168,700       559,113      506,286
  Amortization of
   intangibles          3,421        3,178         9,667       10,021
                  ------------ ------------  ------------ ------------
    Total
     operating
     expenses         960,277      867,184     2,707,702    2,472,162
                  ------------ ------------  ------------ ------------

Operating income      402,181      353,514       940,357      799,774

Other income
 (expense):
  Interest income      12,317       15,928        42,929       40,718
  Interest
   expense            (10,934)     (14,910)      (36,678)     (39,948)
  Miscellaneous
   expense                (62)        (927)         (921)      (1,086)
                 ------------- ------------  ------------ ------------
   Income before
    income taxes
    and minority
    interest          403,502      353,605       945,687      799,458
Income tax
 expense              113,555      129,066       308,742      291,802
                  ------------ ------------  ------------ ------------
   Income before
    minority
    interest          289,947      224,539       636,945      507,656
Minority interest          19           53          (234)         251
                  ------------ ------------  ------------ ------------
    Net income       $289,928     $224,486      $637,179     $507,405
                  ============ ============  ============ ============


Earnings Per
 Share:

     Basic
      earnings per
      common share      $0.40        $0.31         $0.88        $0.69
                  ============ ============  ============ ============

     Diluted
      earnings per
      common share      $0.39        $0.30         $0.86        $0.67
                  ============ ============  ============ ============

Dividends declared
 per common share          $-           $-         $0.22        $0.17
                  ============ ============  ============ ============


Weighted average
 shares
 outstanding:

     Basic        718,172,288  729,572,273   722,468,584  733,018,598

     Diluted      736,235,167  747,552,145   741,535,481  751,764,513



                    STAPLES, INC. AND SUBSIDIARIES
                Consolidated Statements of Cash Flows
                    (Dollar Amounts in Thousands)
                             (Unaudited)

                                                   39 Weeks Ended
                                              ------------------------
                                                            Restated
                                              October 28,  October 29,
                                                 2006         2005
                                              -----------  -----------
Operating Activities:
 Net income                                     $637,179     $507,405
 Adjustments to reconcile net income to net
  cash provided by operating activities:
  Depreciation and amortization                  247,832      223,429
  Stock-based compensation                       130,912       93,477
  Deferred tax benefit                           (62,484)     (22,870)
  Excess tax benefits from stock-based
   compensation arrangements                     (25,523)     (21,093)
  Other                                            5,139        4,404
  Changes in assets and liabilities:
  Increase in receivables                       (134,543)     (73,434)
  Increase in merchandise inventories           (184,154)    (106,333)
  Increase in prepaid expenses and other
   assets                                        (22,721)      (5,323)
  Increase in accounts payable                    76,694      120,804
  Decrease in accrued expenses and other
   liabilities                                   (54,075)      (3,746)
  Increase in other long-term obligations         14,549       16,082
                                              -----------  -----------
Net cash provided by operating activities        628,805      732,802

Investing Activities:
 Acquisition of property and equipment          (352,186)    (289,338)
 Increase in investment, net of cash acquired (2,596) (16,636) Acquisition of businesses, net of cash
  acquired                                             -      (40,560)
 Purchase of short-term investments           (5,820,743)  (6,037,124)
 Proceeds from the sale of short-term
  investments                                  5,897,590    5,950,498
                                              -----------  -----------
Net cash used in investing activities           (277,935)    (433,160)

Financing Activities:
 Proceeds from the exercise of stock options
  and the sale of stock under employee stock
  purchase plans                                 135,323      102,929
 Payments on borrowings                           (3,104)     (18,850)
 Cash dividends paid                            (160,883)    (123,402)
 Excess tax benefits from stock-based
  compensation arrangements                       25,523       21,093
 Purchase of treasury stock, net                (529,685)    (504,221)
                                              -----------  -----------
Net cash used in financing activities           (532,826)    (522,451)

Effect of exchange rate changes on cash and
 cash equivalents                                  8,878       (4,231)

Net decrease in cash and cash equivalents       (173,078)    (227,040)
Cash and cash equivalents at beginning of
 period                                          977,822      997,310
                                              -----------  -----------
Cash and cash equivalents at end of period      $804,744     $770,270
                                              ===========  ===========


                    STAPLES, INC. AND SUBSIDIARIES
                          Segment Reporting
                    (Dollar Amounts in Thousands)

                           (Unaudited)              (Unaudited)
                         13 Weeks Ended           39 Weeks Ended
                     ----------------------- -------------------------
                                  Restated                  Restated
                     October 28, October 29, October 28,  October 29,
                        2006        2005        2006         2005
                     ----------- ----------- ------------ ------------

Sales:
North American
 Retail              $2,672,716  $2,450,926   $7,016,454   $6,468,839
North American
 Delivery             1,497,887   1,285,905    4,218,161    3,617,436
International
 Operations             585,947     508,688    1,640,255    1,530,260
                     ----------- ----------- ------------ ------------
Total sales          $4,756,550  $4,245,519  $12,874,870  $11,616,535
                     =========== =========== ============ ============

Business Unit
 Income:
North American
 Retail                $288,876    $251,777     $627,494     $546,662
North American
 Delivery               161,494     133,822      432,240      354,030
International
 Operations               8,736         943       11,535       (7,441)
                     ----------- ----------- ------------ ------------
Business unit income   $459,106    $386,542   $1,071,269     $893,251
Stock-based
 compensation           (56,925)    (33,028)    (130,912)     (93,477)
                     ----------- ----------- ------------ ------------
Total reportable
 segments               402,181     353,514      940,357      799,774
Interest and other
 income, net              1,321          91        5,330         (316)
                     ----------- ----------- ------------ ------------
   Income before
    income taxes and
    minority
    interest           $403,502    $353,605     $945,687     $799,458
                     =========== =========== ============ ============


        Reconciliation of GAAP to Non-GAAP Financial Measures

                    STAPLES, INC. AND SUBSIDIARIES
              Proforma Consolidated Statements of Income
         (Dollar Amounts in Thousands, Except Per Share Data)
                             (Unaudited)


                              13 Weeks Ended October 28, 2006
                      -----------------------------------------------
                      As reported    Tax      Correction   Pro forma
                                    benefit    for prior
                                                years'
                                              stock-based
                                              compensation
                      ------------ --------- ------------------------


Sales                  $4,756,550        $-           $-  $4,756,550
Cost of goods sold
 and occupancy costs    3,394,092         -         (343)  3,393,749
                      ------------ --------- ------------ -----------
    Gross profit        1,362,458         -          343   1,362,801

Operating and other
 expenses:
  Operating and
   selling                757,790         -       (3,887)    753,903
  General and
   administrative         199,066         -       (6,599)    192,467
  Amortization of
   intangibles              3,421         -            -       3,421
                      ------------ --------- ------------ -----------
    Total operating
     expenses             960,277         -      (10,486)    949,791
                      ------------ --------- ------------ -----------

Operating income          402,181         -       10,829     413,010

Other income
 (expense):
  Interest income          12,317         -            -      12,317
  Interest expense        (10,934)        -            -     (10,934)
  Miscellaneous
   expense                    (62)        -            -         (62)
                      ------------ --------- ------------ -----------
   Income before
    income taxes and
    minority interest     403,502         -       10,829     414,331
Income tax expense        113,555    33,343        2,262     149,160
                      ------------ --------- ------------ -----------
   Income before
    minority interest     289,947   (33,343)       8,567     265,171
Minority interest              19         -            -          19
                      ------------ --------- ------------ -----------
    Net income           $289,928  $(33,343)      $8,567    $265,152
                      ============ ========= ============ ===========


Earnings Per Share:

     Basic earnings
      per common
      share                 $0.40    $(0.04)       $0.01       $0.37
                      ============                        ===========

     Diluted earnings
      per common
      share                 $0.39    $(0.04)       $0.01       $0.36
                      ============                        ===========

Dividends declared
 per common share              $-
                      ============


Weighted average
 shares outstanding:

     Basic            718,172,288

     Diluted          736,235,167


                              39 Weeks Ended October 28, 2006
                      ------------------------------------------------
                      As reported    Tax      Correction   Pro forma
                                    benefit    for prior
                                                years'
                                              stock-based
                                              compensation
                      ------------ --------- -------------------------


Sales                 $12,874,870        $-           $-  $12,874,870
Cost of goods sold and
 occupancy costs        9,226,811         -         (343)   9,226,468
                      ------------ --------- ------------ ------------
    Gross profit        3,648,059         -          343    3,648,402

Operating and other
 expenses:
  Operating and
   selling              2,138,922         -       (3,887)   2,135,035
  General and
   administrative         559,113         -       (6,599)     552,514
  Amortization of
   intangibles              9,667         -            -        9,667
                      ------------ --------- ------------ ------------
    Total operating
     expenses           2,707,702         -      (10,486)   2,697,216
                      ------------ --------- ------------ ------------

Operating income          940,357         -       10,829      951,186

Other income
 (expense):
  Interest income          42,929         -            -       42,929
  Interest expense        (36,678)        -            -      (36,678)
  Miscellaneous
   expense                   (921)        -            -         (921)
                      ------------ --------- ------------ ------------
   Income before
    income taxes and
    minority interest     945,687         -       10,829      956,516
Income tax expense        308,742    33,343        2,262      344,347
                      ------------ --------- ------------ ------------
   Income before
    minority interest     636,945   (33,343)       8,567      612,169
Minority interest            (234)        -            -         (234)
                      ------------ --------- ------------ ------------
    Net income           $637,179  $(33,343)      $8,567     $612,403
                      ============ ========= ============ ============


Earnings Per Share:

     Basic earnings
      per common share      $0.88    $(0.04)       $0.01        $0.85
                      ============                        ============

     Diluted earnings
      per common share      $0.86    $(0.04)       $0.01        $0.83
                      ============                        ============

Dividends declared per
 common share               $0.22
                      ============


Weighted average
 shares outstanding:

     Basic            722,468,584

     Diluted          741,535,481


    CONTACT: Staples, Inc.
             Media Contact:
             Paul Capelli/Owen Davis, 508-253-8530/8468 or
             Investor Contact:
             Laurel Lefebvre/Katie Sullivan, 508-253-4080/0879